Exhibit 99.1
Contact:

Jon W. Clark
Chief Financial Officer
(888) 686-0112
-Or-
Ashley M. Mancuso
Investor Relations
(888) 686-0112
Gramercy Property Trust Reports Third Quarter 2017 Financial Results
NEW YORK, N.Y. – October 31, 2017– Gramercy Property Trust (NYSE: GPT) today reported financial results for the third quarter of 2017.
Operating Results:

($ in millions, except per share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net Income (loss) to common shareholders	$48.6	$(2.5)	$62.7	$22.4
Net Income (loss) per common share	$0.32	$(0.02)	$0.42	$0.15

FFO available to common shareholders and unitholders[1]	$74.3	$60.8	$216.0	$205.4
FFO per common share	$0.48	$0.43	$1.44	$1.44

Core FFO available to common shareholders and unitholders	$85.0	$76.6	$235.2	$242.1
Core FFO per common share	$0.53	$0.54	$1.53	$1.70

AFFO available to common shareholders and unitholders	$81.7	$69.1	$217.8	$219.7
AFFO per common share	$0.51	$0.48	$1.41	$1.54

1.	Represents basic FFO amounts. All other amounts presented are diluted.
Third Quarter 2017 Highlights

•
Acquired 51 properties for an aggregate purchase price of approximately $868.9 million with an initial cash capitalization rate of 6.1%. Also acquired three leased land parcels in Opa Locka, FL (Miami MSA) for a total investment of $88.3 million at a 6.1% capitalization rate.

•	Surpassed 2017 target acquisition activity by over 30%, acquiring $1.3 billion of investments.

•
Disposed of eight assets for aggregate gross proceeds of $21.8 million. The disposition capitalization rate for the fully-occupied properties was 5.3% on next twelve months cash NOI. Currently, approximately $60.6 million in dispositions are under contract or awarded to buyers, in addition to another $167.6 million in the market for sale.

•
Gramercy Property Europe plc (the “Fund”) completed the previously announced sale of 100% of the Fund’s assets. The transaction will result in total net distributions to the Company of approximately €90.8 million ($103.8 million), inclusive of a promoted interest distribution of approximately €7.9 million ($9.0 million), resulting a net gain on the transaction of $34.1 million and promote income of $9.0 million.

•	Redeemed the 3.75% Exchangeable Senior Notes due in 2019 by issuing 5.26 million common shares.

•	Subsequent to quarter end, declared a fourth quarter 2017 common share dividend of $0.375 per share.

•	Subsequent to quarter end, upsized the existing $175.0 million unsecured term loan to $400.0 million with a swapped fixed interest rate of 3.00%.
Summary
NEW YORK, N.Y. – October 31, 2017– Gramercy Property Trust (NYSE: GPT) today reported net income to common shareholders of $48.6 million, or $0.32 per diluted common share, for the three months ended September 30, 2017. For the third quarter of 2017, the Company generated NAREIT defined funds from operations ("FFO") of $74.3 million, or $0.48 per diluted common share. The

Company also reported diluted Core FFO ("Core FFO") of $85.0 million, or $0.53 per diluted common share, during the quarter. The Company generated diluted adjusted funds from operations ("AFFO") of $81.7 million, or $0.51 per diluted common share, during the quarter. The Company had 160,669,468 common shares issued and outstanding as of September 30, 2017 and had 159,265,451 diluted weighted average common shares and units outstanding for its non-GAAP financial measure calculations for the three months ended September 30, 2017. A reconciliation of FFO, Core FFO and AFFO to net income available to common shareholders is included in this press release.
For the third quarter of 2017, the Company recognized total revenues of approximately $134.9 million, an increase of 2.7% over total revenues of $131.4 million reported in the prior quarter.
As of September 30, 2017, the Company owned 367 properties containing an aggregate of approximately 81.0 million rentable square feet with 97.4% occupancy and an ABR weighted average remaining lease term of 7.2 years.
Property Acquisitions
In the third quarter of 2017, the Company acquired 51 industrial properties in Atlanta, Charlotte, Chicago, Columbus, Dallas, Houston, Los Angeles/Inland Empire, Memphis, Minneapolis, and Spartanburg for a total purchase price of $868.9 million at a 6.1% cash capitalization rate. Also during the third quarter of 2017, the Company acquired three leased land parcels in Opa Locka, FL (Miami MSA) for a total investment of $88.3 million at a 6.1% capitalization rate.

Included in the third quarter acquisitions is a 35-property, 7.8 million square foot portfolio of modern warehouse industrial buildings (“Core Logistics Portfolio”) that the Company acquired for $478.9 million at a 6.2% capitalization rate on estimated stabilized NOI. The Core Logistics Portfolio was 90.6% occupied as of September 30, 2017 with a weighted average remaining lease term of 4.0 years.
In the third quarter of 2017, the Company announced an agreement to acquire a 9-property, 2.0 million square foot portfolio of Class-A industrial buildings (“9-Property Industrial Portfolio") for $330.9 million. In September, the Company completed the acquisition of six of these properties for $224.5 million and assumed $71.2 million of in-place property level debt. Subsequent to quarter end, the remaining three properties were acquired. The Company acquired the 9-Property Industrial Portfolio at a 6.3% cash capitalization rate.

Gordon F. DuGan, Chief Executive Officer, said, “We had another busy quarter, with nearly $1.0 billion in new acquisitions and the launch of our new e-commerce joint venture.  We have now successfully shifted the portfolio next twelve months NOI to nearly 80% industrial, and are well-positioned to benefit from the continued strong fundamentals in the industrial market.”

Third quarter 2017 property acquisitions are summarized in the chart below:

($ in millions)
Acq. Date	Deal Name	Location	MSA	Property Type	Rentable Square Feet[1]	Purchase Price		Occupancy as of 9/30/2017	Acq. Cash NOI	S/L NOI
7/11/2017	N/A	Whitsett, NC	Greensboro	Warehouse	520,000	$25.8	[2]	100.0%	$2.0	$2.0
7/19/2017	N/A	Curtis Bay, MD	Baltimore/Washington	Warehouse	352,850	31.9		100.0%	1.9	1.9
8/3/2017	N/A	Rancho Cucamonga, CA and Carteret, NJ	Inland Empire, Northern NJ	Warehouse & Manufacturing Portfolio	139,713	19.1		100.0%	1.2	1.4
8/7/2017	N/A	Bedford Park, IL	Chicago	Warehouse & Manufacturing Portfolio	989,873	44.3		100.0%	3.4	3.6
8/21/2017	N/A	Houston, TX	Houston	Cold Storage	226,596	44.5		100.0%	2.8	3.3
8/28/2017	Core Logistics Portfolio	Various	Various	Single & Multi-Tenant Industrial Portfolio	7,796,673	478.9	[3]	90.6%	27.7	29.4
9/1/2017, 9/20/2017	9-Property Industrial Portfolio[4]	Various	Various	Single & Multi-Tenant Industrial Portfolio	1,402,302	224.5		100.0%	13.9	14.7
Subtotal - Building Acquisitions					11,428,007	$868.9		93.6%	$52.9	$56.4

7/20/2017	N/A	Opa Locka, FL	Miami	3 Leased Land Parcels	3,139,512	88.3		100.0%	5.4	6.2
Subtotal - Leased Land Acquisitions					3,139,512	$88.3	[5]	100.0%	$5.4	$6.2

Total 3Q 2017 Acquisitions					14,567,519	$957.2		95.0%	$58.3	$62.6

1.	Represents land square feet on the leased land acquisitions.

2.	Reflects portfolio allocation adjustment of $(0.6) million related to portfolio of three properties acquired in June 2017 and one property acquired in July 2017.

3.	Reflects a $3.8 million credit received at closing from the seller for tenant improvement allowance.

4.	Represents the closing of six of the nine properties. The remaining three properties have since closed subsequent to quarter end.

5.	Reflects $2.3 million net holdback at closing for lease contingency and tenant improvement allowance.
Build-to-suit activity during the quarter is summarized in the charts below:

($ in millions)
Location	Investment as of 9/30/17[1]	Total Budget	Acreage	Building SF at Completion	Estimated Completion Date	Estimated Year 1 NOI	WALT Upon Completion (Yrs)
Ongoing Projects
Spartanburg, SC2	$20.9	$25.8	39.3	432,120	Q4 2017	$2.0	12.0
Phoenix, AZ	5.3	23.3	8.6	126,722	Q1 2018	1.8	12.0
Charleston, SC2	18.1	31.2	25.8	240,800	Q4 2017	2.5	20.0
Total	$44.3	$80.3	73.7	799,642		$6.2	15.2

Location	Investment as of 9/30/17[1]	Total Budget	Acreage	Building SF at Completion	Completed Date	Estimated Year 1 NOI	WALT Upon Completion (Yrs)
Completed
Chicago, IL	$63.2	$62.8	12.8	227,043	8/16/2017	$3.8	24.7
Austin, TX	29.6	29.1	14.4	200,411	3/31/2017	2.3	15.3
Total	$92.8	$91.9	27.2	427,454		$6.1	21.2

1.	Investment includes costs accrued as of September 30, 2017.

2.	Subsequent to quarter end, the projects in Spartanburg and Charleston were substantially completed and leases have commenced.

Subsequent to quarter end, the Company entered into a new agreement to provide mezzanine financing to a leading industrial developer as borrower with a maximum balance of $250.0 million for the construction of class-A industrial facilities in major markets in the US. The facility has an initial term of five years, plus two one-year extension options and will earn interest ranging from 9.00% to 12.00% depending on the loan-to-value. The Company will have approval rights for all projects added to the facility and the facility provides the Company with the opportunity to purchase stabilized industrial properties funded by the mezzanine facility. In October, the Company funded $15.9 million for industrial projects totalling approximately $79.1 million in construction costs.

Property Dispositions
During the quarter, the Company disposed of eight assets for aggregate gross proceeds of $21.8 million. The disposition capitalization rate for the fully-occupied properties was 5.3% on next twelve months cash NOI.
During the third quarter of 2017, the Company recorded net gains on disposals of $4.9 million for the assets sold during the quarter and $3.1 million in impairments on properties that are expected to be sold in the fourth quarter of 2017.

Subsequent to quarter end, the Company disposed of two office properties in Tampa, FL and Sacramento, CA for aggregate gross proceeds of $10.0 million at a 7.8% disposition cap rate on next twelve months cash NOI for the occupied property. Currently, the Company has approximately $60.6 million in dispositions are under contract or awarded to buyers, in addition to another $167.6 million in the market for sale.

Third quarter 2017 property dispositions are summarized in the chart below:

($ in millions)
Disp. Date	Location	MSA	Property Type	Rentable Square Feet	Sale Price	NTM Cash NOI at Disposition
7/6/2017	Hialeah, FL	South Florida	Retail Bank Branch	10,678	$2.9	$0.1
7/11/2017	Escondido, CA	San Diego	Single Tenant Office	20,913	4.0	0.2
7/25/2017	Spartanburg, SC	Spartanburg	Vacant Industrial	17,500	0.4	—
7/28/2017	Bakersfield, CA	Fresno	Retail Bank Branch	15,548	3.0	0.2
7/31/2017	Summit, NJ	New York/New Jersey	Retail Bank Branch / Office	30,387	6.1	—
8/30/2017	Ventura, CA	Los Angeles	Retail Bank Branch	16,024	3.6	0.1
9/6/2017	Fresno, CA	Fresno	Single Tenant Office	20,125	1.9	0.2
Totals				99,584	$21.8	$0.5
Joint Ventures
Europe
In the third quarter of 2017, the Fund completed the sale of 100% of its assets. The transaction will result in total net distributions to the Company of approximately €90.8 million ($103.8 million), inclusive of a promoted interest distribution of approximately €7.9 million ($9.0 million). As of September 30, 2017, the Company received €89.4 million ($101.9 million) and the remaining distributions are in escrow pending release in the fourth quarter of 2017. The Company recognized a net gain on the transaction of $34.1 million and income from the promote of $9.0 million which is all recorded within equity in net income of unconsolidated equity investments.
Under the terms of the sale, Gramercy Europe (Jersey) Limited, the Company’s Jersey-based investment and asset management subsidiary, will continue to manage the assets for the buyer until July 2018.
Additionally, during the third quarter, the Company disposed of one of its two remaining properties in the Goodman U.K. Joint Venture. The South Normanton, U.K. property was sold for £15.2 million, or an approximate 6.0% disposition capitalization rate. The Company recognized a gain on the transaction of $6.5 million within equity in net income of unconsolidated equity investments, and subsequent to quarter end the Company received a distribution of approximately $15.0 million (£11.2 million).
The remaining 187 thousand square foot property in the Goodman U.K. Joint Venture is located in the Brackmills Industrial Estate in Northampton, U.K. and is currently being marketed for lease. Once leased, the Company anticipates that the Goodman U.K. Joint Venture will market the property for sale.
E-Commerce
In August 2017, the Company launched a new joint venture to acquire, own and manage Class A distribution centers leased to leading e-commerce tenants on long-term leases across the country (the “E-Commerce JV”). The E-Commerce JV's first acquisition is a forward purchase contract for $538.9 million and it is expected to be financed by approximately 60% property level mortgage debt. The Company expects to contribute 51% of the equity to the E-Commerce JV, estimated to be $110.0 million at target leverage levels, of which $80.1 million will be funded with units in the Company's Operating Partnership.

The aforementioned E-Commerce JV's first acquisition is comprised of six newly constructed Class A bulk distribution properties totaling 5.2 million square feet that will be acquired on a forward basis. The properties will all be leased for an initial 15-year term with annual 1.75% to 2.00% rental escalations.
Strategic Office Partners

During the third quarter of 2017, Strategic Office Partners (“SOP”) acquired two properties for $59.5 million and sold one property for gross proceeds of $44.0 million. As a result of activity, the Company received a distribution of $2.7 million during the quarter. Included in the Company’s equity in net income of unconsolidated equity investments is the Company’s pro rata share of the gain on the sale of this asset of $2.5 million. Subsequent to quarter end, SOP has acquired two additional office properties in Henderson, NV for $23.9 million.
Leasing Activity
During the third quarter of 2017, the Company executed five new leases and eleven lease renewals aggregating approximately 1.4 million square feet for an average lease term of 6.7 years and a cash leasing spread of (1.4)% over prior annual base rent ("ABR"), and a straight-line leasing spread of 10.7% over prior straight-line ABR.
Corporate
As of September 30, 2017, the Company maintained approximately $302.9 million of liquidity, as compared to approximately $970.3 million of liquidity reported at the end of the prior quarter. Liquidity includes $68.0 million of unrestricted cash as compared to approximately $163.5 million reported at the end of the prior quarter. During the quarter, the Company drew down $650.0 million to fund third quarter acquisitions and repaid $106.8 million previously drawn on the senior unsecured revolving credit facility.  As of September 30, 2017, there were $615.1 million of borrowings outstanding under the revolving credit facility.
In September 2017, the Company exchanged all of its outstanding 3.75% Exchangeable Senior Notes due in 2019 for 5.26 million shares and recognized a loss on extinguishment of debt of $6.8 million.  The shares were issued at an average price of $30.33 per share.

During the third quarter of 2017, the Company issued 3.5 million shares through its “At-The-Market” equity issuance program for net proceeds of $103.4 million. The Company also issued 2.3 million OP units valued at $67.0 million in connection with the acquisition of six properties from the 9-Property Industrial Portfolio. Subsequent to quarter end, the Company issued 1.3 million OP units valued at $38.3 million in connection with the acquisition of the three remaining properties from the 9-Property Industrial Portfolio.
General and administrative ("G&A"), expenses were $9.6 million for the quarter ended September 30, 2017 compared to $9.1 million in the prior quarter. G&A expenses included non-cash share-based compensation costs of approximately $2.0 million and $1.4 million of transaction related costs for the quarter ended September 30, 2017, compared to non-cash share based compensation of $2.0 million and transaction costs of $0.2 million for the quarter ended June 30, 2017.

In addition, subsequent to quarter end, the Company amended and upsized its existing $175.0 million unsecured term loan with Capital One, N.A. to $400.0 million, resulting in a swapped fixed rate of 3.00% for the term loan, a decrease of 34 basis points from the prior agreement. The amended unsecured term loan will mature in January 2023. Net proceeds from the upsized loan were used to reduce borrowings under the Company's revolving credit facility.
Dividends
On October 16, 2017, the Company paid a dividend of $0.375 per common share for the third quarter of 2017 to shareholders of record as of September 29, 2017.
The Company also paid a third quarter 2017 dividend on the Company’s 7.125% Series A Cumulative Redeemable Preferred Shares in the amount of $0.44531 per share on October 2, 2017 to preferred shareholders of record as of September 20, 2017.
Subsequent to quarter end, the Company declared a fourth quarter 2017 common share dividend of $0.375 per share payable on January 12, 2018 to shareholders of record as of December 29, 2017.
Subsequent to quarter end, the Company also declared a fourth quarter 2017 dividend on the Company's 7.125% Series A Cumulative Redeemable Preferred Shares in the amount of $0.44531 per share, payable on December 29, 2017 to preferred shareholders of record as of December 19, 2017.
Company Profile
Gramercy Property Trust is a leading global investor and asset manager of commercial real estate. The Company specializes in acquiring and managing high quality, income producing commercial real estate leased to high quality tenants in major markets in the United States and Europe.

To review the Company’s latest news releases and other corporate documents, please visit the Company's website at www.gptreit.com or contact Investor Relations at 888-686-0112.
Conference Call
The Company's executive management team will host a conference call and audio webcast on Wednesday, November 1, at 11:00 AM EDT to discuss third quarter 2017 financial results. Presentation materials will be posted prior to the call on the Company's website, www.gptreit.com.
Interested parties may access the live call by dialing (844) 446-4569, or for international participants (213) 660-0984, using passcode 96693052. Additionally, the live call will be webcast in listen-only mode on the Company’s website at www.gptreit.com in the Investor Relations section.
A replay of the call will be available at 5:00 PM EDT, November 1, 2017 through midnight, November 15, 2017 by dialing (800) 585-8367, or for international participants (404) 537-3406, using the access code 96693052.
Disclaimer
Non GAAP Financial Measures
The Company has used non-GAAP financial measures as defined by SEC Regulation G in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release.

Gramercy Property Trust
Condensed Consolidated Balance Sheets
(Unaudited, dollar amounts in thousands, except per share data)

	September 30, 2017	December 31, 2016
Assets:
Real estate investments, at cost:
Land	$1,004,236	$805,264
Building and improvements	4,845,246	4,053,125
Less: accumulated depreciation	(297,448)	(201,525)
Total real estate investments, net	$5,552,034	$4,656,864
Cash and cash equivalents	68,018	67,529
Restricted cash	19,183	12,904
Investment in unconsolidated equity investments	73,163	101,807
Assets held for sale, net	17,292	—
Tenant and other receivables, net	75,264	72,795
Acquired lease assets, net of accumulated amortization of $201,010 and $133,710	625,771	618,680
Other assets	110,613	72,948
Total assets	$6,541,338	$5,603,527
Liabilities and Equity:
Liabilities:
Senior unsecured revolving credit facility	$615,097	$65,837
Exchangeable senior notes, net	—	108,832
Mortgage notes payable, net	606,898	558,642
Senior unsecured notes, net	496,684	496,464
Senior unsecured term loans	1,225,000	1,225,000
Total long-term debt, net	2,943,679	2,454,775
Accounts payable and accrued expenses	58,083	58,380
Dividends payable	61,486	53,074
Below market lease liabilities, net of accumulated amortization of $27,564 and $26,416	173,577	230,183
Liabilities related to assets held for sale	4,914	—
Other liabilities	53,993	46,081
Total liabilities	$3,295,732	$2,842,493
Commitments and contingencies
Noncontrolling interest in the Operating Partnership	75,139	8,643
Equity:
Common shares, par value $0.01, 160,669,468 and 140,647,971 issued and outstanding at September 30, 2017 and December 31, 2016, respectively	1,607	1,406
Series A cumulative redeemable preferred shares, par value $0.01, liquidation preference $87,500, and 3,500,000 shares authorized, issued and outstanding at September 30, 2017 and December 31, 2016	84,394	84,394
Additional paid-in-capital	4,407,953	3,887,793
Accumulated other comprehensive income (loss)	2,118	(4,128)
Accumulated deficit	(1,325,605)	(1,216,753)
Total shareholders' equity	$3,170,467	$2,752,712
Noncontrolling interest in other partnerships	—	(321)
Total equity	$3,170,467	$2,752,391
Total liabilities and equity	$6,541,338	$5,603,527

Gramercy Property Trust
Condensed Consolidated Statements of Operations
(Unaudited, dollar amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues
Rental revenue	$110,174	$100,847	$321,717	$291,459
Third-party management fees	2,057	7,172	8,287	30,528
Operating expense reimbursements	21,384	21,231	61,380	65,718
Other income	1,240	1,842	4,830	3,357
Total revenues	$134,855	$131,092	$396,214	$391,062
Operating Expenses
Property operating expenses	24,844	22,685	71,249	70,364
Property management expenses	3,252	4,810	8,771	14,922
Depreciation and amortization	66,761	62,863	191,154	181,649
General and administrative expenses	9,638	8,165	27,494	23,892
Acquisition expenses	—	1,272	—	5,994
Total operating expenses	104,495	99,795	298,668	296,821
Operating Income	$30,360	$31,297	$97,546	$94,241
Other Expenses:
Interest expense	(24,266)	(18,409)	(70,561)	(57,271)
Net impairment recognized in earnings	—	—	(4,890)	—
Equity in net income (loss) of unconsolidated equity investments	48,730	(1,138)	48,884	(4,061)
Gain on dissolution of previously held U.S. unconsolidated equity investment interests	—	—	—	7,229
Loss on extinguishment of debt	(6,751)	(13,777)	(6,691)	(20,890)
Impairment of real estate investments	(3,064)	(1,053)	(21,415)	(1,053)
Income (loss) from continuing operations before provision for taxes	$45,009	$(3,080)	$42,873	$18,195
Provision for taxes	598	(331)	647	(3,734)
Income (loss) from continuing operations	$45,607	$(3,411)	$43,520	$14,461
Income (loss) from discontinued operations before gain on extinguishment of debt	(24)	347	(76)	3,115
Gain on extinguishment of debt	—	—	—	1,930
Income (loss) from discontinued operations	$(24)	$347	$(76)	$5,045
Income (loss) before net gain on disposals	45,583	(3,064)	43,444	19,506
Net gain on disposals	4,879	2,336	24,258	2,336
Gain on sale of European unconsolidated equity investment interests held with a related party	—	—	—	5,341
Net Income (loss)	$50,462	$(728)	$67,702	$27,183
Net income attributable to noncontrolling interest	(333)	(221)	(374)	(152)
Net income (loss) attributable to Gramercy Property Trust	50,129	(949)	67,328	27,031
Preferred share dividends	(1,559)	(1,559)	(4,676)	(4,676)
Net Income (loss) available to common shareholders	$48,570	$(2,508)	$62,652	$22,355
Basic earnings per share:
Net income (loss) from continuing operations, after preferred dividends	$0.32	$(0.02)	$0.42	$0.11
Net income from discontinued operations	—	—	$—	$0.04
Net income (loss) available to common shareholders	$0.32	$(0.02)	$0.42	$0.15
Diluted earnings per share:
Net income (loss) from continuing operations, after preferred dividends	$0.32	$(0.02)	$0.42	$0.11
Net income from discontinued operations	—	—	$—	$0.04
Net income (loss) available to common shareholders	$0.32	$(0.02)	$0.42	$0.15
Basic weighted average common shares outstanding	152,619,352	140,257,503	147,399,457	141,180,822
Diluted weighted average common shares outstanding	157,507,213	140,257,503	147,430,882	142,387,709

Gramercy Property Trust
Reconciliation of Non-GAAP Financial Measures
(Unaudited, dollar amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net income (loss) attributable to common shareholders	$48,570	$(2,508)	$62,652	$22,355
Add:
Depreciation and amortization	66,761	62,863	191,154	181,649
FFO adjustments for unconsolidated equity investments	(39,393)	2,034	(34,803)	20,805
Net income attributable to noncontrolling interest	333	221	374	152
Net (income) loss from discontinued operations	24	(347)	76	(5,045)
Impairment of real estate investments	3,064	1,053	21,415	1,053
Less:
Non-real estate depreciation and amortization	(202)	(205)	(610)	(672)
Gain on dissolution of previously held U.S. unconsolidated equity investment interests	—	—	—	(7,229)
Gain on sale of European unconsolidated equity investment interests held with a related party	—	—	—	(5,341)
Net gain on disposals	(4,879)	(2,336)	(24,258)	(2,336)
Funds from operations attributable to common shareholders and unitholders - basic	$74,278	$60,775	$216,000	$205,391
Add:
Interest expense on Exchangeable Senior Notes [1]	898	—	3,055	—
Non-cash interest expense on Exchangeable Senior Notes [1]	564	—	1,886	—
Funds from operations attributable to common shareholders and unitholders - diluted	$75,740	$60,775	$220,941	$205,391
Add:
Acquisition costs	—	1,272	—	5,994
Core FFO adjustments for unconsolidated equity investments	234	508	234	7,429
Other-than-temporary impairments on retained bonds	—	—	4,890	—
Transaction costs	2,354	—	2,543	—
Loss on extinguishment of debt	6,751	13,777	6,691	18,960
Net income from discontinued operations related to properties	—	347	—	5,140
Mark-to-market on interest rate swaps	(93)	(83)	(139)	(817)
Core funds from operations attributable to common shareholders and unitholders - diluted	$84,986	$76,596	$235,160	$242,097
Add:
Non-cash share-based compensation expense	1,993	1,282	6,051	3,704
Amortization of market lease assets	3,863	3,578	9,568	11,254
Amortization of deferred financing costs and non-cash interest [1]	552	(409)	1,437	(214)
Amortization of lease inducement costs	112	86	285	259
Non-real estate depreciation and amortization	202	205	610	672
Amortization of free rent received at property acquisition	401	481	941	1,237
Less:
AFFO adjustments for unconsolidated equity investments	269	1,761	262	1,352
Straight-line rent	(7,723)	(6,368)	(22,441)	(19,084)
Amortization of market lease liabilities	(3,003)	(8,137)	(14,108)	(21,586)
Adjusted funds from operations attributable to common shareholders and unitholders - diluted	$81,652	$69,075	$217,765	$219,691

Funds from operations per share – basic	$0.48	$0.43	$1.46	$1.45
Funds from operations per share – diluted	$0.48	$0.43	$1.44	$1.44
Core funds from operations per share – basic [1]	$0.54	$0.54	$1.55	$1.71
Core funds from operations per share – diluted	$0.53	$0.54	$1.53	$1.70
Adjusted funds from operations per share – basic [1]	$0.52	$0.49	$1.45	$1.55
Adjusted funds from operations per share – diluted	$0.51	$0.48	$1.41	$1.54

Basic weighted average common shares outstanding – EPS	152,619,352	140,257,503	147,399,457	141,180,822
Weighted average non-vested share based payment awards	—	1,056,767	—	—
Weighted average partnership units held by noncontrolling interest	1,352,609	339,109	849,338	399,771
Weighted average common shares and units outstanding	153,971,961	141,653,379	148,248,795	141,580,593
Diluted weighted average common shares and common share equivalents outstanding – EPS	157,507,213	140,257,503	147,430,882	142,387,709
Weighted average partnership units held by noncontrolling interest	1,352,609	339,109	849,338	—
Weighted average share-based payment awards	405,629	1,173,194	511,460	—
Weighted average share options	—	19,423	—	—
Dilutive effect of Exchangeable Senior Notes	—	1,112,329	5,121,388	—
Diluted weighted average common shares and units outstanding	159,265,451	142,901,558	153,913,068	142,387,709

1.
For the three and nine months ended September 30, 2017, the Core FFO and AFFO basic per share calculations exclude Exchangeable Senior Notes cash interest expense of $898 and $3,055, respectively, and Exchangeable Senior Notes non-cash interest expense of $564 and $1,886, respectively.

Disclaimers
Non-GAAP Financial Measures
The Company has used non-GAAP financial measures as defined by SEC Regulation G in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release.
Funds from operations (“FFO”): The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment write-downs of investments in depreciable real estate and investments in in-substance real estate investments and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to noncontrolling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures.
Core FFO and adjusted funds from operations (“AFFO”): Core FFO and AFFO are Company defined measures. CORE FFO is presented excluding transaction costs, gain (loss) on extinguishment of debt, other-than-temporary impairments on retained bonds, mark-to-market on interest rate swaps, and one-time charges. AFFO of the Company also excludes non-cash stock-based compensation expense, amortization of above and below market leases, amortization of deferred financing costs and non-cash interest, amortization of lease inducement costs, non-real estate depreciation and amortization, amortization of free rent received at property acquisition, and straight-line rent. The Company believes that Core FFO and AFFO are useful supplemental measures regarding the Company's operating performances as they provide a meaningful and consistent comparison of the Company's operating performance and allow investors to more easily compare the Company's operating results.
FFO, Core FFO and AFFO do not represent cash generated from operating activities in accordance with GAAP and should not be considered as alternatives to net income (determined in accordance with GAAP), as indications of our financial performance, or to cash flow from operating activities as measures of our liquidity, nor are they entirely indicative of funds available to fund our cash needs, including our ability to make cash distributions. Our calculations of FFO, Core FFO and AFFO may be different from the calculations used by other companies and, therefore, comparability may be limited.
Forward-looking Information
This press release contains forward-looking information based upon the Company's current best judgment and expectations. Actual results could vary from those presented herein. The risks and uncertainties associated with forward-looking information in this release include, but are not limited to, factors that are beyond the Company's control, including the factors listed in the Company's Annual Report on Form 10-K, in the Company's Quarterly Reports on Form 10-Q and in the Company's Current Reports on Form 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For further information, please refer to the Company's filings with the Securities and Exchange Commission.
No Solicitation
This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.